Report of Independent Accountants


To the Certificateholder of the Caterpillar Financial Asset Trust
1998-A and Caterpillar Financial Services Corporation, as servicer:

We have audited the accompanying statements of financial position arising from cash transactions of Caterpillar Financial Asset Trust 1998-A as of December 31, 1999 and 1998, and the related statements of revenues collected and expenses paid for the year ended December 31, 1999 and for the period from July 1, 1998 (date of formation) to December 31, 1998. These financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1, these financial statements were prepared on the basis of cash receipts and disbursements, which is a comprehensive basis of accounting other than generally accepted accounting principles.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets and liabilities arising from cash transactions of Caterpillar Financial Asset Trust 1998-A as of December 31, 1999 and 1998, and its revenues collected and expenses paid for the year ended December 31, 1999 and for the period from July 1, 1998 (date of formation) to December 31, 1998, on the basis of accounting described in Note 1.


s\  PricewaterhouseCoopers LLP

March 28, 2000
Nashville, Tennessee
















 Caterpillar Financial Asset Trust 1998-A

 Statement Of Financial Position
 (Thousands of Dollars)

                                             December 31,     December 31,
          Assets:                                1999             1998

             Restricted cash                  $   8,416      $   9,390
             Investment in finance receivables  290,567        513,738
           Total assets                       $ 298,983      $ 523,128


          Liabilities and undivided interests:
             Notes payable                    $ 274,092      $ 497,241
           Total liabilities                    274,092        497,241

             Undivided interests                 24,891         25,887
           Total liabilities and
           undivided interests                $ 298,983      $ 523,128



Statement of Revenues Collected and Expenses Paid
 (Thousands of Dollars)

                                      Jan. 1, 1999 to     July 1, 1998 to
                                      Dec. 31, 1999       Dec. 31, 1998
     Revenues collected:
        Retail finance income         $  29,210             $  17,280
        Other income                        562                   209
             Total revenues collected    29,772                17,489

     Expenses paid:
        Interest                         22,727                12,825
        Servicing fees                    3,936                 2,373
        Other                             1,685                     9
             Total expenses paid         28,348                15,207

     Revenues collected in excess of
      expenses paid                    $  1,424              $  2,282


          See accompanying Notes to Financial Statements
             Caterpillar Financial Asset Trust 1998-A

                   Notes to Financial Statements
                   (Dollar amounts in thousands)

Note 1- Summary of Business and Accounting Policies

A. Business

     Caterpillar Financial Asset Trust 1998-A (the "Trust") is a Delaware business trust formed by Caterpillar Financial Funding Corporation (the "Seller") and Chase Manhattan Bank pursuant to the Trust Agreement dated July 1, 1998. On July 31, 1998, the Trust purchased a $605,679 pool of fixed rate retail installment sales contracts and finance leases (the "Receivables") from the Seller (Note 3). Concurrently, the Trust issued $589,290 in notes (the "Notes") which are secured by the Receivables and other assets of the Trust pursuant to an Indenture dated July 1, 1998, between the Issuer and The First National Bank of Chicago (the "Indenture
Trustee").   The Trust also issued $16,389 in asset backed
certificates (the "Certificates") which were not offered and are retained by the Seller. The Notes represent indebtedness of the Trust, and the Certificates represent fractional undivided interests in the Trust.

     The activities of the Trust are limited by the terms of the Trust Agreement to acquiring, holding and managing the Receivables, issuing and making payment on the Notes and the Certificates (Note
4) and other activities related thereto.

B. Basis of Accounting

     The financial statements of the Trust are prepared on the basis of cash receipts and cash disbursements. Such financial statements differ from financial statements prepared in accordance with generally accepted accounting principles in that interest income and the related assets are recognized when received rather than when earned, and distributions to noteholders/certificateholders are recognized when paid rather than when the obligation is incurred. Certain expenses of the Trust are paid by the Seller.

Note 2- Restricted cash

     Restricted cash includes all monies held in one or more accounts (the "Trust Accounts") established and maintained by the servicer, Caterpillar Financial Services Corporation, and the Seller in accordance with the Sale and Servicing Agreement dated July 1, 1998. The Trust Accounts are under the control of the Indenture Trustee solely for the benefit of the noteholders and the certificateholders, as applicable.

Note 3- The Receivables

     The Receivables consist of fixed rate retail installment sales contracts and finance leases secured by new and used machinery manufactured primarily by Caterpillar Inc., including rights to receive certain payments made with respect to such Receivables.






Note 4- Notes and Certificates

The original aggregate principal amounts of the Notes by class were as follows:
Class A-1 (5.6375%) Asset Backed Notes  $164,000
Class A-2 (5.75%) Asset Backed Notes $218,000
Class A-3 (5.85%) Asset Backed Notes $183,114
Class B (5.85%) Asset Backed Notes  $24,176

     Principal and interest on the Notes is payable monthly on each distribution date commencing August 25, 1998 provided that no principal payments in respect of (i) the Class A-2 Notes will be made until the Class A-1 notes have been paid in full, (ii) the Class A-3 Notes will be made until the Class A-2 Notes have been paid in full and (iii) the Class B Notes will be made until the Class A-3 Notes have been paid in full.

     Distributions with respect to the Certificates are subordinated to the right of the noteholders to receive payments of interest on and principal of the Notes.

Note 5- Income Taxes

     The Trust is not classified as an association taxable as a corporation for United States federal income tax purposes. The Trust qualifies as a "financial asset securitization investment trust" within the meaning of Sections 860H through 860L of the Code. Based upon consultation with outside counsel, the Trust is of the opinion that it is not subject to taxation.